UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 13, 2011

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland		20852-4041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2011, Jeffrey S. Berkes will assume responsibility for overseeing the operation, management, leasing, development and acquisitions of Federal Realty Investment Trust’s (the “Trust”) West Coast region as the Trust’s Executive Vice President-Western Region and as President of a wholly owned subsidiary of the Trust, Federal Realty West Coast, Inc. With this change in responsibility, Mr. Berkes will, as of July 1, 2011, no longer be deemed an executive officer of the Trust for purposes of Item 402 of Regulation S-K nor an officer with reporting requirements under Section 16 of the Securities Exchange Act of 1934, as amended. In connection with his new responsibilities, the Board of Trustees of the Trust approved increasing Mr. Berkes’ base salary from $375,000 to $400,000 effective July 1, 2011. The Board may consider additional changes to Mr. Berkes’ compensation package next year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: June 14, 2011	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary